UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Material
☐	Soliciting Material Pursuant to §240.14a-12

BITSTREAM INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

BITSTREAM INC. 245 FIRST STREET, 17TH FLOOR CAMBRIDGE, MASSACHUSETTS 02142

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

June 1, 2006, 10:00 a.m.

NOTICE IS HEREBY GIVEN to the stockholders of BITSTREAM INC., a Delaware corporation (the “Company”), that the Annual Meeting of Stockholders (the “Meeting”) will be held at the Company’s principal offices located at 245 First Street, 17th Floor, Cambridge, Massachusetts 02142 at 10:00 a.m., Eastern Daylight Time, on June 1, 2006 for the following purposes:

1. To elect a board of five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified;

2. To approve and ratify the adoption of the Company’s 2006 Incentive Compensation Plan; and

3. To transact such other and further business as may properly come before the Meeting or any postponement or adjournment thereof.

Only stockholders of record at the close of business on April 13, 2006 are entitled to notice of and to vote at the Meeting or any adjournment thereof. The stock transfer books of the Company will not be closed.

A copy of the Company’s Annual Report for the year ended December 31, 2005 accompanies this notice.

By Order of the Board of Directors,

CHARLES YING

Chairman of the Board

Boston, Massachusetts

April	25, 2006

RETURN OF PROXIES

A proxy and self-addressed envelope are enclosed for your use. Whether or not you plan to attend the Meeting, our Board of Directors requests that you execute and return your proxy in the enclosed envelope in order to secure a quorum, to avoid the expense of additional proxy solicitation and to ensure that your shares will be represented at the Meeting. Your cooperation is greatly appreciated.

Bitstream Inc.

245 First Street, 17th Floor

Cambridge, Massachusetts 02142

PROXY STATEMENT

The enclosed proxy (“Proxy”) is solicited by the Board of Directors (the “Board”) of Bitstream Inc., a Delaware corporation (the “Company”), for use at our Annual Meeting of Stockholders (the “Meeting”) to be held at the our principal offices located at 245 First Street, 17th Floor, Cambridge, Massachusetts 02142 on June 1, 2006, at 10:00 a.m., Eastern Daylight Time and at any adjournment or adjournments thereof. Any stockholder giving a Proxy has the power to revoke it at any time before it is voted by executing another Proxy bearing a later date or by giving written notice of revocation to the Company addressed to the Secretary prior to the Meeting or by oral or written notice at the Meeting or by voting in person by ballot at the Meeting. A stockholder’s attendance at the Meeting will not by itself revoke a Proxy.

The mailing address of our principal executive office is 245 First Street, 17th Floor, Cambridge, Massachusetts 02142, Telephone No. (617) 497-6222. The approximate date on which this proxy statement (the “Proxy Statement”) and form of Proxy are first being sent or given to stockholders is on or about April 25, 2006.

SOLICITATION OF PROXIES

The persons named as proxies are Charles Ying, our Chairman of the Board, and Anna M. Chagnon, our President, Chief Executive Officer, General Counsel and Secretary. The stock represented at the Meeting by the enclosed Proxy will be voted in the manner specified by the stockholder executing the same. In the absence of specification, the shares of stock will be voted FOR (i) the election of each of the five persons nominated by the Board to serve as directors and (ii) the approval and ratification of the adoption of our 2006 Incentive Compensation Plan, and in the discretion of the proxies on other business which may properly come before the Meeting. The cost of preparing, assembling and mailing the Proxy, this Proxy Statement and the other material enclosed will be borne by the Company. In addition to these mailed proxy materials, our directors, officers and employees (who will receive no compensation in addition to their regular salaries) may solicit proxies in person, by telephone or by other means of communication. We will request brokerage houses, banking institutions, and other custodians, nominees and fiduciaries, with respect to shares held of record in their names or in the names of their nominees, to forward the proxy material to the beneficial owners of such shares of stock and will reimburse them for their reasonable expenses in forwarding the proxy material.

SHARES OUTSTANDING AND VOTING RIGHTS

Only holders of record of shares of Class A Common Stock, $0.01 par value (“Class A Shares” or “Class A Common Stock”), at the close of business on April 13, 2006 (the “Record Date”) are entitled to vote at the Meeting, or any adjournment thereof. On the Record Date, there were 9,058,945 Class A Shares issued of which 125,809 were designated as treasury shares. Each Class A Share is entitled to one vote on all matters to be voted upon. The presence in person or by properly executed Proxy of the holders of a majority of the issued and outstanding shares of Class A Common Stock entitled to vote at the Meeting is necessary to constitute a quorum. Directors are elected by a majority of the votes present in person or by proxy at the Meeting and voting on such proposal. The affirmative vote of a majority of the votes present in person or by proxy at the Meeting is required for (i) the approval and ratification of the 2006 Incentive Compensation Plan and (ii) the approval of any other business which may properly be brought before the Meeting or any adjournment thereof.

Stockholders of record vote at the Meeting by casting ballots (in person or by proxy), which are tabulated by a person who is appointed by the Board before the Meeting to serve as the inspector of election at the Meeting and who has executed and verified an oath of office. For purposes of determining the number of votes cast with respect to a particular matter, only those cast “For” or “Against” are included. Abstentions and broker non-votes (i.e. shares held by a broker or nominee which are represented at the Meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) are counted only for purposes of determining whether a quorum is present at the Meeting.

Our stock transfer books will not be closed. Stockholders who do not expect to attend the Meeting, but wish to have their shares of stock voted at the Meeting, are urged to complete, sign, date and return the enclosed Proxy as promptly as possible.

PROPOSAL NO. 1—ELECTION OF DIRECTORS

Five directors are to be elected to serve until the next annual meeting of our stockholders or until the election and qualification of their respective successors. Each of the nominees named below currently serves as a director of the Company. The persons named in the accompanying Proxy intend to vote (unless authority to vote for directors is withheld in such Proxy) all duly executed Proxies unrevoked at the time of the exercise thereof for the election to the Board of all of the nominees named below, each of whom consented to be named herein and to serve as a director if elected at the Meeting. The Board knows of no reason why any of the nominees will be unavailable or unable to serve as a director, but in the event that any nominee should become unavailable prior to the Meeting, the Proxy will be voted for a substitute nominee designated by the Board if a substitute nominee is designated. Listed below is certain information with respect to each current nominee for election as a director. For information concerning the number of shares of Class A Common Stock beneficially owned by each nominee, see “Principal and Management Stockholders” included elsewhere herein.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR ALL” OF THE NOMINEES

Nominees for Directors

The Company’s directors and their ages as of April 13, 2006 are as follows:

NAME	AGE	POSITION WITH THE COMPANY
George B. Beitzel (1)(2)(3)	77	Director
Anna M. Chagnon	39	Director, President, Chief Executive Officer, and General Counsel
Amos Kaminski (1)(2)(3)	76	Director
David G. Lubrano (1)(2)(3)	75	Director
Charles Ying	59	Chairman of the Board and Director

(1)	Member of the Nominating and Corporate Governance Committee.
(2)	Member of the Audit Committee.
(3)	Member of the Compensation Committee.

George B. Beitzel has been a director of the Company since April 1989. Mr. Beitzel retired in 1987 from International Business Machines Corporation (“IBM”), where he held numerous positions including serving as a member of the IBM Board of Directors and Corporate Office. Mr. Beitzel currently serves on the Board of Directors of Deutsche Bank Trust Company Americas, Computer Task Group, Inc., Actuate Corporation and Gevity HR, Inc.

Anna M. Chagnon has been a director of the Company since May 2003. Ms. Chagnon has served as our Chief Executive Officer since October 2003. She has also served as our President since June 2000 and as General Counsel since July 1997. She previously served as Chief Operating Officer from August 1998 to October 2003, and Chief Financial Officer from August 1998 to March 2003. From July 1997 to August 1998, she served in various positions at the Company including Vice President, Finance and Administration, Chief Financial Officer and General Counsel, and Vice President and General Counsel. From November of 1996 to July 1997, Ms. Chagnon was Counsel to Progress Software Corporation, a developer and worldwide supplier of solutions to build, deploy and manage applications across Internet, client/server and host/terminal computing environments. From August 1994 to November 1996 she was an attorney for the Boston law firm of Peabody & Arnold LLP where she specialized in corporate, securities, finance and intellectual property law. She holds a Bachelor of Science degree, summa cum laude, from Northeastern University, a Juris Doctor degree from Boalt Hall School of Law of the University of California at Berkeley, and a Master of Business Administration, summa cum laude, from Babson College.

Amos Kaminski has been a director of the Company since 1985 and was Chairman of the Board from 1991 through 1996. Mr. Kaminski founded Interfid Ltd., a private investment advisory firm, in 1984 and has served as its President and on its Board of Directors since its formation. Mr. Kaminski is also the founder, President and Chairman of the Board of Directors of AFA Asset Services, Inc., a private real estate asset management company, and Chairman of the Board of Directors of Interfid Capital, Inc., an investment management company.

David G. Lubrano has been a director of the Company since 1987. Mr. Lubrano retired in 1985 from Apollo Computer Inc., a corporation engaged in manufacturing workstations, which he co-founded and where he had been a Senior Vice President of Finance and Administration, Chief Financial Officer and a director.

Charles Ying has been Chairman of the Board since April 1997. He has also served as Chief Executive Officer of the Company from May 1997 through October 2003. From January 1992 to January 1996, Mr. Ying served as Chief Executive Officer of Information International Inc., a corporation engaged in the business of designing, manufacturing and marketing computer-based systems that automate document production and publishing. Mr. Ying holds a B.S. and M.S. in Electrical Engineering from the Massachusetts Institute of Technology.

The Company’s By-laws provide that the Board will be elected at the annual meeting of the stockholders, or at a special meeting of the stockholders in lieu thereof, and that all directors shall hold office until the next annual meeting of stockholders, or next special meeting of the stockholders in lieu thereof, or until their successors are chosen and qualified.

Independence of Directors

Our Board has determined that the majority of the Board is comprised of “independent directors” within the meaning of applicable Nasdaq listing standards. Our independent directors are: Mr. Beitzel, Mr. Kaminski, and Mr. Lubrano. There are no family relationships among any of the executive officers or directors of the Company.

Shareholder Communications with Directors

A shareholder who wishes to communicate directly with the Board, a committee of the Board or with an individual Director, should send the communication to:

Bitstream Inc.

Attn: Board of Directors [or committee name or Director’s name, as appropriate]

245 First Street, 17th Floor

Cambridge, MA 02142-1200

Bitstream will forward all shareholder correspondence about the Company to the Board, committee or individual Director, as appropriate. This process has been approved by the independent Directors of Bitstream.

PROPOSAL NO. 2—APPROVAL AND RATIFICATION OF THE ADOPTION OF THE BITSTREAM INC. 2006 INCENTIVE COMPENSATION PLAN

GENERAL

On April 14, 2006, the Board, subject to stockholder approval, adopted the 2006 Incentive Compensation Plan (the “Plan”) under which a committee of two or more directors designated by the Board to administer the Plan is authorized to grant an Option, Restricted Stock, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award to make direct purchases to purchase up to 2,000,000 shares of Class A Common Stock.

As of April 13, 2006, there were only 161,409 Class A Common Shares available for issuance pursuant to the Company’s existing equity compensation plans. Accordingly, the Board determined that it was in our best interests and the best interests of our stockholders to adopt the Plan to provide for the availability of additional equity compensation awards. The following summary of the Plan is qualified in its entirety by the specific language of the Plan, a copy of which is attached to this Proxy Statement for stockholder review as Exhibit A.

PURPOSE

The purpose of the Plan is to assist us in attracting, retaining and rewarding high-quality executives, employees and other persons who provide services to us and/or our subsidiaries, enabling such persons to acquire or increase a proprietary interest in us to strengthen the mutuality of interests between such persons and our shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m).

ELIGIBILITY

Participation in the Plan is available to each executive officer and other officers and employees of the Company or of any subsidiary, and other persons who provide services to the Company or any of its subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

ADMINISTRATION

The Plan will be administered by the Compensation Committee of the Board of Directors, or such other committee as may be appointed by the Board, (the “Committee”) provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be (i) a “non-employee director” within the meaning of Rule 16b-3, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and (ii) an “outside director” as defined under Code Section 162(m), unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m).

The Board may at any time terminate the Plan or make such modification or amendment thereof as it deems advisable; provided, however, (i) the Board may not, without the approval of the stockholders, increase the maximum number of shares for which options or warrants may be granted or change the designation of the class of persons eligible to receive options or warrants under the Plan, and (ii) any such modification or amendment of the Plan shall be approved by a majority of the stockholders of the Company to the extent that such stockholder approval is necessary to comply with applicable provisions of the Code, rules promulgated pursuant to Section 16 of the Exchange Act, applicable state law, or applicable National Association of Securities Dealers or exchange listing requirements. Termination or any modification or amendment of the Plan shall not, without an award holder’s consent, affect his or her rights under any award theretofore granted to such award holder.

LIMITATIONS

In each fiscal year during any part of which the Plan is in effect, an eligible person may not be granted Awards relating to more than 200,000 shares of Stock, subject to adjustment as provided in Section 10(c) of the Plan, under each of Plan Sections 6(b), 6(c), 6(d), 6(e), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final annual incentive award or other cash annual award in respect of any fiscal year by any one participant shall be $1,000,000 and the maximum cash amount that may be earned under the Plan as a final performance award or other cash award in respect of a performance period other than an annual period by any one participant on an annualized basis shall be $1,000,000.

The right of a participant to exercise or receive a grant or settlement of any award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any award subject to performance conditions, except as limited under Plan Sections 8(b) and 8(c) in the case of a performance award or annual incentive award intended to qualify under Code Section 162(m).

GRANTS

As of April 13, 2006, there have been no grants under the Plan. On April 13, 2006, the closing price for the Class A Common Stock on the Nasdaq SmallCap Market was $8.16.

FEDERAL INCOME TAX CONSEQUENCES

Under present U.S. federal income tax law, a participant generally will recognize ordinary income at the time such participant receives cash or shares of Common Stock pursuant to an award under the Plan (or upon the subsequent vesting of such stock, if the participant receives unvested shares). Subject to the limitations of Section 162(m) of the Code, we are generally entitled to a tax deduction at the time a participant recognizes ordinary income attributable to an award under the Plan. The Committee’s policy is to maximize the tax deductibility of its compensation plan but it may elect to forgo deductibility for federal income tax purposes if such action is, in its opinion, necessary or appropriate to further the goals of the Plan.

THE BOARD RECOMMENDS A VOTE “FOR” THE PROPOSAL TO APPROVE AND RATIFY THE ADOPTION OF THE BITSTREAM INC. 2006 INCENTIVE COMPENSATION PLAN.

CORPORATE GOVERNANCE

Code of Business Conduct and Ethics

We have adopted a code of ethics that applies to our principal executive officer, principal financial officer, or persons performing similar functions. This code of ethics is incorporated in our code of business conduct and ethics that applies to all of our officers, directors, and employees. A copy of our code of business conduct and ethics is available on our website at www.bitstream.com. We intend to satisfy the SEC’s disclosure requirements regarding amendments to, or waivers of, the code of business conduct and ethics by posting such information on our website.

Board Committees and Meetings of the Board

The Board has a standing Audit Committee, a Compensation Committee and the Nominating and Corporate Governance Committee. During the year ended December 31, 2005, the full Board and the Audit Committee met four times, the Compensation Committee met three times, and the Nominating and Corporate Governance Committee met once. All incumbent directors attended at least 75% of the aggregate number of the meetings of the Board and the Committees. Each committee’s charter is available through the Corporate Governance link on the Company’s website at www.bitstream.com, or by sending your request in writing to the Corporate Secretary, Bitstream Inc., 245 First Street, 17th Floor, Cambridge, MA 02142-1200. Each committee conducts an annual assessment to determine whether it has sufficient information, resources and time to fulfill its obligations and whether it is performing its obligations. Under the Board’s Corporate Governance Guidelines, each committee may retain experts to assist it in carrying out its responsibilities. The Board of Directors has determined that the members of the Audit Committee, Compensation Committee, and the Nominating and Corporate Governance Committee are “independent” as required by applicable laws and regulations, and the National Association of Securities Dealers listing standards.

The Board and executive management believes that good corporate governance is important to ensure that we are managed for the long-term benefit of our stockholders. The Board and executive management team have been reviewing and will continue to review our corporate governance policies and practices for compliance with applicable regulations and comparison to those suggested by various authorities in corporate governance and the practices of other public companies.

The Audit Committee reviews our accounting practices, internal accounting controls and financial results and oversees the engagement of our independent registered public accountants. This committee also oversees management’s performance of its responsibility for the integrity of our accounting and financial reporting and our systems of internal controls, the performance and qualifications of the independent accountants (including the independent accountant’s independence), and our compliance with legal and regulatory requirements. This committee establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and the confidential and anonymous submission by employees and others regarding questionable or possibly fraudulent actions or activities. The Board of Directors, based on the recommendation of the Audit Committee, has designated David Lubrano as the “audit committee financial expert.” During 2005, the members of this committee were David Lubrano, serving as Chairperson, George Beitzel and Amos Kaminski.

The Compensation Committee establishes salaries, incentives and other forms of compensation for our directors, officers and other employees. The Compensation Committee also administers our benefit plans and administers the issuance of stock options and other awards under our 1994, 1996, 1997 and 2000 Stock Plans to all our employees and directors, including the members of such committee. The committee also reviews, and recommends to the full Board, the compensation and benefits for non-employee Directors. During 2005, the members of this committee were George Beitzel, serving as Chairperson, Amos Kaminski, and David Lubrano.

The Nominating and Corporate Governance Committee provides oversight and guidance to the Board of Directors to ensure that the membership, structure, policies, and practices of the Board and its committees facilitate the effective exercise of the Board’s role in the governance of the Company. The committee reviews and evaluates the policies and practices with respect to the size, composition, independence and functioning of the Board and its committees and reflects those policies and practices in corporate governance guidelines, and evaluates the qualifications of, and recommends to the full Board, candidates for election as Directors. During 2005, the members of this committee were Amos Kaminski, serving as Chairperson, George Beitzel, and David Lubrano.

Nomination of Candidates for Director

In exploring potential candidates for directors, the Nominating and Corporate Governance Committee considers individuals recommended by members of the committee, other Directors, members of management, and shareholders or self-nominated individuals. This committee is advised of all nominations that are submitted to us and determines whether it will further consider the candidates using the criteria described below.

In order to be considered, each proposed candidate must:

•	Be ethical;

•	Have proven judgment and competence;

•	Have professional skills and experience that are complementary to the background and experience represented on the Board and that meet our needs;

•	Have demonstrated the ability to act independently and be willing to represent the interests of all shareholders and not just those of a particular philosophy or constituency; and

•	Be willing and able to devote sufficient time to fulfill his/her responsibilities to Bitstream and its shareholders.

After this committee has completed its evaluation, it presents its recommendation to the full Board for its consideration and approval. In presenting its recommendation, the committee also reports on other candidates who were considered but not selected.

We will report any material change to this procedure in a quarterly or annual filing with the Securities and Exchange Commission and any new procedure will be available through the Corporate Governance link on our website at www.bitstream.com.

Our Bylaws require that a shareholder who wishes to nominate an individual for election as a Director at the our Annual Meeting of Shareholders must give us advance written notice no later than 120 days prior to the anniversary date of the Proxy mailing date, or December 27, 2006, in connection with next year’s Annual Meeting and provide specified information. Shareholders may request a copy of the Bylaw requirements from the Corporate Secretary, Bitstream Inc., 245 First Street, 17th Floor, Cambridge, Massachusetts 02142.

Director Compensation

For the year ended December 31, 2005, each director who was not our employee received $25,000 in cash compensation for service as a director of the Company. In addition, our non-employee Chairman of the Board receives an additional $15,000 in cash compensation for his service as Chairman. From January 1, 2005 to April 14, 2006, the Board did not award any stock options to purchase Class A Shares to any Board member.

Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report of the Compensation Committee of the Board, the report of the Audit Committee of the Board and the stock performance graph contained elsewhere herein shall not be incorporated by reference into any such filings nor shall they be deemed to be soliciting material or deemed filed with the Securities and Exchange Commission under the Securities Act or under the Exchange Act.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, executive officers and stockholders who own more than 10% of the outstanding Class A Common Stock of the Company to file with the Securities and Exchange Commission and NASDAQ reports of ownership and changes in ownership of voting securities of the Company and to furnish copies of such reports to us.

Based solely on a review of the copies of such forms received by the Company, and on written representations from certain reporting persons, we believe that with respect to the year ended December 31, 2005, its directors, officers and ten-percent stockholders timely filed all such required forms.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee has retained PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm for the audit of our financial statements for the year ended December 31, 2005 and intends to retain PwC for the year ending December 31, 2006. Representatives of PwC are expected to be present at the meeting to answer appropriate questions and they will have the opportunity to make a statement if they desire to do so.

Principal Accountant Fees and Services

We retained our independent registered public accounting firm, PwC, to provide services in the following categories and amounts:

	Years Ended December 31,
	2005	2004
Audit fees	$145,000	$120,000
Audit-related fees	—	—
Tax fees	31,000	33,000
All other fees	—	—

Total all fees	$176,000	$153,000

Tax fees consist of fees for professional services for tax compliance, tax advice, and tax planning. This category includes fees related to the preparation and review of federal, state, and international tax returns.

Our Audit Committee (the “Audit Committee”) annually considers whether the provisions of non-audit services by our principal auditors is compatible with maintaining auditor independence and concluded that all such services provided during 2005 were compatible with maintaining auditor independence.

The policy of the Audit Committee is to pre-approve all audit and permissible non-audit services to be performed by the independent auditors during the year. The Audit Committee pre-approves services by authorizing specific projects within the categories outlined above. The Audit Committee’s charter authorizes its Chairperson to address any requests for pre-approval of services between Audit Committee meetings, and the Chairperson must report any pre-approval decisions to the Audit Committee at its next scheduled meeting. All services related to Audit-Related Fees and Tax Fees during 2005 were pre-approved by the Audit Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee, at the direction of the Board, has prepared the following report for inclusion in this Proxy Statement. The Audit Committee is comprised of Messrs. Beitzel, Kaminski and Lubrano, three non-employee directors who are “independent” within the meaning of Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. The Audit Committee has the responsibility for reviewing Bitstream’s accounting practices, internal accounting controls and financial results and oversees the engagement of our independent registered public accounting firm, including conducting a review of its independence, reviewing and approving the planned scope of our annual audit, overseeing the independent auditors’ audit work, reviewing and pre-approving any audit and audit related services that may be performed by them, reviewing with management and our independent auditors the adequacy of our internal controls, and reviewing our critical accounting policies and the application of accounting principles.

We have reviewed and discussed the audited financial statements for the year ended December 31, 2005 and management’s assessment of the effectiveness of Bitstream’s internal controls over financial reporting as of December 31, 2005 with management and the independent registered public accounting firm.

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees.

We have received the written disclosures and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with the independent registered public accounting firm its independence.

Based on the reviews and discussions referred to above, in reliance on management and the independent registered public accounting firm, and subject to the limitations of our role, we recommended to the Board of Directors, and the Board has approved, the inclusion of the financial statements referred to above in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

Respectfully submitted,

AUDIT COMMITTEE

George B. Beitzel

Amos Kaminski

David G. Lubrano, Chairperson

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

The Compensation Committee (the “Compensation Committee”) of the Company at the direction of the Board has prepared the following report for inclusion in this Proxy Statement. The Compensation Committee is comprised of Messrs. Beitzel, Kaminski and Lubrano, three non-employee directors who are “disinterested persons” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and who are “independent” as required by applicable laws and regulations, and the listing standards of the NASDAQ. The Compensation Committee has the responsibility for all compensation matters concerning the Company’s executive officers.

Bitstream’s executive compensation program is intended to attract and retain highly-qualified senior managers by providing compensation opportunities that reflect our business results and the individual executive’s performance. We believe that these compensation opportunities will motivate management’s efforts by ensuring that the rewards received by our executives are consistent with the achievement of our business objectives and with the value added by management to the stockholders’ interests. The program provides for base salaries that reflect such factors as level of responsibility, internal fairness and external competitiveness, and annual incentive bonus awards that are payable in cash for the achievement of target levels of sales and earnings, strategic acquisitions and other initiatives, introduction of innovative products and services, and the achievement of and progress toward other significant annual financial and operational objectives as determined by the Compensation Committee. In general, the cash compensation of our executive officers approximates the average of compensation paid to executives of appropriate comparable companies who occupy positions of similar responsibilities. The program also provides long-term incentive opportunities in the form of stock options and other forms of equity compensation that strengthen the mutuality of economic interest between management and our stockholders and encourage management continuity.

In 2006 we recommended that the Board adopt the 2006 Incentive Compensation Plan, which the Board adopted subject to shareholder approval on April 14, 2006. We established the Plan in order to continue our efforts to attract and retain highly-qualified senior managers and to align their interest more closely with those of our shareholders.

The following is a discussion of each element of our executive compensation program, including a description of the decisions and actions taken by the Compensation Committee with respect to the 2005 compensation for the Chief Executive Officer (the “CEO”) and all executive officers as a group.

Management Compensation Program

Compensation of our executive officers in the year ended December 31, 2005 (as reflected in the tables that follow with respect to the Named Executive Officers) consisted of the following elements: base salary and the opportunity for an annual incentive bonus and stock option grants under our stock option plans. Total annual cash compensation for each executive officer varies each year based on our achievement of our annual objectives and the individual’s performance. Stock options to purchase 30,000 shares were granted to James Dore under the 1994 Stock Plans during 2005. In addition, stock options that were previously granted to certain executive officers and employees under the 1994 Stock Plan, the 1996 Stock Plan, the 1997 Stock Plan and the 2000 Stock Plan continue to be outstanding and unexercised. The potential value of previously granted long-term stock options varies based upon the fair market value of our stock.

With respect to determining the base salary of each of the executive officers, the Compensation Committee takes into consideration a variety of factors, including the executive’s level of responsibility and individual performance, the salaries of similar positions in comparable companies and our financial and operational performance in relation to our objectives and our competitive standing. We review the results of various industry salary surveys to ensure our understanding of competitive compensation levels and practices in the marketplace. From time to time, we utilize the services of a recognized, independent external consulting firm to determine marketplace compensation values and practices, and to assess the reasonableness of the overall compensation program.

Our annual incentive bonus to our executive officers (including the Named Executive Officers) is based on the achievement of objective, financial and operational performance targets and the discretion of the Compensation Committee. These targets may include sales volume, net operating income, accomplishment of certain strategic business initiatives and other performance objectives as may be determined annually. In determining individual incentive bonus awards, the accountability of executive officers and their individual contributions towards the attainment of these objectives are considered. In determining awards for the most recent performance year, we placed considerable emphasis on sales growth, achievement of earnings objectives, new product development, and management of corporate expenses and cash and cash equivalents on hand. The calculation of our financial and operational performance with respect to the determination of these incentive bonus awards, if any, is made as soon as is practicable after the completion of our fiscal year.

In addition to cash compensation, the Compensation Committee and the Board believe that providing executive officers with stock ownership opportunities aligns the interests of the executives with other stockholders and encourages the executives’ long-term retention. The long-term incentive element of our management compensation program is therefore in the form of stock option grants. The 2006 Incentive Compensation Plan, which was adopted on April 14, 2006, subject to stockholder approval, authorizes a committee of two or more directors designated by the Board, currently the Compensation Committee, to grant an Option, Restricted Stock, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award to make direct purchases to purchase up to 2,000,000 shares of Class A Common Stock. On February 7, 2005, the Board awarded Incentive Stock Options (“ISOs”) to purchase 30,000 Class A Shares to James Dore under the 1994 Stock Plan. Such options have an exercise price equal to the fair market value of the Class A Common Stock of the Company on the date of grant, are exercisable for ten years and vest in one-third increments on each of the first, second and third anniversaries of the date of the grant.

The 1994 Stock Plan, 1996 Stock Plan, 1997 Stock Plan, 2000 Stock Plan and the 2006 Incentive Compensation Plan are intended to create opportunities for executive officers and other key employees of the Company to acquire a proprietary interest in the Company and thereby enhance their efforts in the service of the Company and its stockholders. In addition, the vesting provisions of such awards (which limit the exercisability of such options for certain periods of time) encourage the continued service and stability of the management team.

Chief Executive Officer Compensation

Anna M. Chagnon has served as our Chief Executive Officer since October 2003. She has also served as our President since June 2000 and as General Counsel since July 1997. Ms. Chagnon is eligible to participate in the same executive compensation programs in which our other executive-level employees participate. Her total annual compensation for 2005 (including compensation derived from salary and annual incentive bonus) was determined by the Compensation Committee in consideration of the same performance criteria used to establish pay levels for all other executive-level employees. In particular, Ms. Chagnon’s salary was $230,000 per annum during 2005 and has been increased to $250,000 per annum beginning January 1, 2006 in recognition of the Board’s overall satisfaction with her performance and contributions. The Compensation Committee has determined that Ms. Chagnon’s salary is below the median salary of Chief Executive Officers in a selected group of comparable companies.

Respectfully submitted,

COMPENSATION COMMITTEE

George B. Beitzel, Chairperson

Amos Kaminski

David G. Lubrano

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth certain summary information concerning compensation during the year ended December 31, 2005 by the Company to its Chief Executive Officer (the “CEO”), and the four most highly compensated executive officers other than the CEO who were serving as executive officers on December 31, 2005, whose aggregate salary and bonus exceeded $100,000 for the year ended December 31, 2005, (together, the “Named Executive Officers”).

Name and Principal Position	Year	Annual Compensation			Long Term Compensation Awards		All Other Compensation ($)(3)
		Salary ($)	Bonus ($)(1)	Other Annual Compensation ($)	Securities Underlying Options/ Warrants(#)(2)
Anna M. Chagnon (4) President, Chief Executive Officer, and General Counsel	2005 2004 2003	230,000 230,000 186,731	130,000 90,000 —	— — —	— 160,000 —	(5)	3,150 3,075 3,000

Costas Kitsos Vice President of Engineering	2005 2004 2003	155,000 155,000 155,000	70,000 42,500 —	— — —	— 25,000 —	(6)	2,963 2,325 3,000

John S. Collins Vice President and Chief Technology Officer	2005 2004 2003	112,000 127,077 140,000	70,000 42,500 —	— — —	— 25,000 —	(6)	2,318 1,906 2,850	(7) (8)

Sampo Kaasila Vice President of Research and Development	2005 2004 2003	140,000 140,000 140,000	70,000 40,000 —	— — —	— 25,000 —	(6)	2,700 2,100 3,000

James P. Dore (9) Vice President and Chief Financial Officer	2005 2004 2003	140,000 138,846 126,154	70,000 45,000 —	— — —	30,000 25,000 50,000	(10) (6) (11)	2,774 2,083 2,192

(1)	Bonus amounts for 2005 were paid in February 2006 and bonus amounts for 2004 were paid in February 2005. The Company’s Compensation Committee did not approve bonuses to any named executives for 2003.
(2)	The Company did not make any restricted stock awards, grant any stock appreciation rights or make any long-term incentive plan payouts during the years ended December 31, 2005, December 31, 2004 and December 31, 2003.
(3)	Represents matching contributions by the Company for the account of the Named Executive Officer under the Company’s 401(k) Plan unless otherwise noted.
(4)	In October 2003, Ms. Anna M. Chagnon was appointed Chief Executive Officer of the Company, succeeding Mr. Charles Ying, who continues to serve as the Chairman of the Company’s Board of Directors.
(5)	Represents options to purchase 100,000 Class A Common Stock with an exercise price of $3.00 per share, which was the fair market value of the shares on the date of grant (February 12, 2004). These options expire on February 12, 2014 and vest in installments of 33,333 shares, 33,333 shares and 33,334 shares, respectively, on the first, second and third anniversaries of the date of the grant; and options to purchase 60,000 Class A Common Stock with an exercise price of $1.59 per share, which was the fair market value of the shares on the date of grant (August 2, 2004). These options expire on August 2, 2014 and vest in installments of 20,000 shares each on the first, second and third anniversaries of the date of the grant.
(6)

Represents options to purchase 25,000 Class A Common Stock with an exercise price of $1.59 per share, which was the fair market value of the shares on the date of grant (August 2, 2004). These options expire on

August 2, 2014 and vest in installments of 8,333 shares, 8,333 shares and 8,334 shares, respectively, on the first, second and third anniversaries of the date of the grant.
(7)	Represents $1,906 in matching contributions by the Company for the account of Mr. Collins under the Company 401(k) Plan. Does not include $25,500 in compensation attributable to the exercise of 30,000 options during 2004 calculated at the number of shares exercised times the fair market value per share ($1.75) on the date of exercise (August 31, 2004) less the exercise price ($0.90).
(8)	Represents $2,850 in matching contributions by the Company for the account of Mr. Collins under the Company 401(k) Plan. Does not include $76,250 in compensation attributable to the exercise of 25,000 options during 2003 calculated at the number of shares exercised times the fair market value per share ($3.95) on the date of exercise (August 13, 2003) less the exercise price ($0.90).
(9)	Mr. Dore was promoted from Corporate Controller to Vice President and Chief Financial Officer effective March 2003. His salary for the full year is disclosed.
(10)	Represents options to purchase 30,000 shares of Class A Common Stock with an exercise price of $2.34 per share, which was the fair market value of the shares on the date of grant (February 7, 2005). These options expire on February 7, 2015 and vest in equal installments of 10,000 shares on each of the first, second and third anniversaries of the date of the grant.
(11)	Represents options to purchase 50,000 shares of Class A Common Stock with an exercise price of $1.79 per share, which was the fair market value of the shares on the date of grant (February 13, 2003). These options expire on February 13, 2013 and vest in installments of 16,666 shares, 16,667 shares and 16,667 shares, respectively, on the first, second and third anniversaries of the date of the grant.

All of the Company’s Named Executive Officers are employed on an at-will basis and none of the Named Executive Officers is a party to any employment agreement with the Company. Each of the executive officers may also receive discretionary bonuses as may be determined by the Compensation Committee.

Option Grants in Last Fiscal Year

The following table shows all options granted to each of the Named Executive Officers of the Company during the year ended December 31, 2005 and the potential value of stock price appreciation rates, of 5% and 10%, respectively, over the ten year term of the options. The 5% and 10% rates of appreciation are required to be disclosed by the Securities and Exchange Commission and are not intended to forecast possible future actual appreciation, if any, in our stock prices. We did not use an alternative present value formula permitted by the Securities and Exchange Commission because we are not aware of any such formula that can determine with reasonable accuracy the present value based on future unknown or volatile factors.

Name	Individual Grants		% of Total Options Granted to Employees in Fiscal Year	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Number of Securities Underlying Options Granted (#)			Exercise or Base Price ($/Sh)	Expiration Date	5%($)(1)	10%($)(1)
James P. Dore	30,000	(2)	55.6%	$2.34	2/07/2015	$44,130	$111,833

(1)	Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based upon assumed rates of share price appreciation set by the Securities and Exchange Commission of five percent and ten percent compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, are dependent on the performance of the Class A Common Stock and the date on which the option is exercised. There can be no assurance that the amounts reflected will be achieved.
(2)	Represents options to purchase 30,000 shares of Class A Common Stock at an exercise price of $2.34 per share, which was the fair market value of the shares on the date of grant (February 7, 2005). These options expire on February 7, 2015 and vest in equal installments of 10,000 shares on each of the first, second and third anniversaries of the date of the grant

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table sets forth information with respect to the exercise of options by the Named Executive Officers during the year ended December 31, 2005 and unexercised options held as of the end of that year.

Name	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options at Fiscal Year End (#)		Value of Unexercised In-the-Money Options at Fiscal Year End($)(2)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Anna M. Chagnon	—	—	294,834	106,666	$450,776	$137,466
John S. Collins	—	—	68,333	16,667	$35,371	$36,167
James P. Dore	—	—	56,000	63,334	$96,177	$111,631
Sampo Kaasila	—	—	153,333	16,667	$278,308	$36,167
Costas Kitsos	—	—	138,333	16,667	$216,740	$36,167

(1)	The “value realized” represents the total value of gains on the date of exercise based on the actual sale prices or on the closing price that day if the shares were not sold that day, in each case less the exercise price of the stock options, without deducting taxes or commissions paid by employee.
(2)	Value of unexercised options equals fair market value of the shares underlying in-the-money options at December 31, 2005 ($3.76 per share), which was the last trading day of the Company’s fiscal year, less the exercise price, times the number of options outstanding.

Subsidiary Option Grants to Directors and Named Executive Officers

Pageflex, Inc. Option Grants

No Options to purchase the common stock of Pageflex, Inc. were granted to any of the Directors or Named Executive Officers of the Company during the year ended December 31, 2005.

MyFonts.com, Inc. Option Grants

No Options to purchase the common stock of MyFonts.com, Inc. were granted to any of the Directors or Named Executive Officers of the Company during the year ended December 31, 2005.

EXECUTIVE AGREEMENTS

All of the Company’s Named Executive Officers are employed on an at-will basis and none of the Named Executive Officers is a party to any employment agreement with the Company. Each of the executive officers may also receive discretionary bonuses as may be determined by the Compensation Committee.

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2005, Messrs. Beitzel, Kaminski, and Lubrano fulfilled all functions of the Compensation Committee with regard to determining compensation of executive officers of the Company.

STOCK PERFORMANCE GRAPH

The line graph below compares the cumulative total returns of the Company’s Class A Common Stock, the Total Return Index for the Nasdaq Stock Market (US), and the Nasdaq Computer & Data Processing Services Stock Index over a five-year period. It assumes $100 was invested on December 31, 2000, with dividends reinvested. The closing sales price of the Company’s Class A Common Stock on December 31, 2005 was $3.76.

BITSTREAM INC

	Cumulative Total Return
	12/00	12/01	12/02	12/03	12/04	12/05
BITSTREAM INC.	100.00	267.71	65.56	119.80	103.41	146.73
NASDAQ STOCK MARKET (U.S.)	100.00	79.08	55.95	83.35	90.64	92.73
NASDAQ COMPUTER & DATA PROCESSING	100.00	85.09	62.20	80.62	94.66	94.83

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table sets forth certain information as of April 13, 2006, with respect to the Class A Common Stock of the Company owned or deemed beneficially owned as determined under the rules of the Securities and Exchange Commission, directly or indirectly, by each stockholder known to the Company to own beneficially more than 5% of the Company’s Class A Common Stock, by each director, by the executive officers named in the Summary Compensation Table included elsewhere herein, and by all directors and executive officers of the Company and its subsidiaries as a group. In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of Class A Common Stock of the Company if he or she has or shares voting power or investment power with respect to such security or has the right to acquire beneficial ownership at any time within 60 days of April 13, 2006. As used herein “voting power” is the power to vote or direct the voting of shares, and “investment power” is the power to dispose of or direct the disposition of shares. Except as indicated in the notes following the table below, each person named has sole voting and investment power with respect to the shares listed as being beneficially owned by such person.

Name and Address(2)	Number (1)	Percent of Common Stock (1)
Principal Stockholders
Gruber & McBaine Capital Management LLC (3)	785,600	8.79%
50 Osgood Place
San Francisco, CA 94133

AIGH Investment Partners, LLC (4)	784,682	8.78%
6006 Berkeley Ave
Baltimore, MD 21209

Directors and Executive Officers
Charles Ying (5)	598,624	6.36%
David G. Lubrano (6)	430,688	4.68%
94 Otis Street, Hingham, Massachusetts 02043
George B. Beitzel (7)	413,365	4.49%
29 King Street, Chappaqua, New York 10514
Amos Kaminski (8)	402,333	4.37%
c/o Interfid Ltd., 150 E. 58th Street, 27th Floor
New York, New York 10155-2798
Anna M. Chagnon (9)	235,567	2.57%
Sampo Kaasila (10)	172,333	1.90%
John S. Collins (11)	119,051	1.32%
Costas Kitsos (12)	90,533	1.00%
James P. Dore (13)	82,667	*
All directors and executive officers as a group (9 persons) (5)(6)(7)(8)(9)(10)(11)(12)(13)	2,545,161	23.43%

*	Less than one percent
(1)

Except as indicated in the footnotes to this table, the persons named in the table have sole voting and investment power with respect to all shares of Class A Common Stock shown as beneficially owned by them, subject to community property laws where applicable. The information presented with respect to the Principal Stockholders is based on reports of beneficial ownership on Schedules 13D and 13G delivered to the Company pursuant to the Exchange Act and such other information as may have been provided to the Company by any such Principal Stockholder. In accordance with the rules of the Securities and Exchange Commission, Class A Common Stock subject to stock options or warrants which are currently exercisable or which become exercisable within 60 days after April 13, 2006, are deemed outstanding for computing the share ownership and percentage ownership of the person holding such options or warrants, but are not deemed outstanding for computing the percentage ownership of any other person. The inclusion herein of shares listed as beneficially owned does not constitute an admission of beneficial ownership.
(2)	Unless otherwise indicated, the address of the officer listed is: c/o Bitstream Inc., 245 First Street, 17th Floor, Cambridge, MA 02142.
(3)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on March 1, 2006 by Gruber and McBaine Capital Management, LLC., which holds shared voting and dispositive power for 619,035 shares with affiliated persons. The affiliated persons have sole voting and dispositive power over additional shares as follows; Jon D. Gruber 97,250 shares, J. Patterson McBaine 67,415 shares, and Eric B. Swergold 1,900 shares.
(4)	Based upon the information provided pursuant to a joint statement on a Schedule 13G filed with the SEC on February 15, 2006 by AIGH Investment Partners, LLC.
(5)	Includes 473,333 shares issuable to Mr. Ying upon the exercise of options.
(6)	Includes 20,000 shares and 257,333 shares issuable to Mr. Lubrano upon the exercise of warrants and options, respectively.
(7)	Includes 20,000 shares and 257,333 shares issuable to Mr. Beitzel upon the exercise of warrants and options, respectively.
(8)	Includes 20,000 shares and 257,333 shares issuable to Mr. Kaminski upon the exercise of warrants and options, respectively, and 20,000 shares held of record by Interfid Ltd. of which Mr. Kaminski is President and a director and, therefore, Mr. Kaminski may be deemed a beneficial owner of such shares.
(9)	Includes 226,667 shares issuable to Ms. Chagnon upon the exercise of options. Also includes 4,500 shares issuable upon the exercise of options held of record by Michael Chagnon, an employee of the Company and Ms. Chagnon’s spouse, and, therefore, Ms. Chagnon may be deemed a beneficial owner of such shares and 4,400 shares held by Ms. Chagnon and her husband as joint tenants.
(10)	Includes 153,333 shares issuable to Mr. Kaasila upon the exercise of options and 19,000 shares held by Mr. Kaasila and his wife as joint tenants.
(11)	Includes 68,333 shares issuable to Mr. Collins upon the exercise of options, and 50,718 shares held by Mr. Collins and his wife as joint tenants.
(12)	Includes 90,533 shares issuable to Mr. Kitsos upon the exercise of options.
(13)	Includes 82,667 shares issuable to Mr. Dore upon the exercise of options.

We are not aware of any arrangements including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change in control of the Company.

DEADLINES FOR SUBMISSION OF STOCKHOLDER PROPOSALS

Proposals of security holders intended to be presented at the next Annual Meeting of Stockholders of the Company to be held during 2007, pursuant to Rule 14a-8 promulgated under the Exchange Act, must be received by us at our principal executive office in Cambridge, Massachusetts before December 27, 2006 for inclusion in our proxy and proxy statement relating to said meeting. Any stockholder desiring to submit a proposal should consult applicable regulations of the Securities and Exchange Commission. For non-Rule 14a-8 proposals, our By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to our Corporate Secretary at our principal executive office not earlier than 45 days before the date on which we first mailed our proxy materials for the preceding year’s Annual Meeting of Stockholders (if such proxy materials were mailed) and 60 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders, nor later than 90 days prior to the first anniversary of the preceding year’s Annual Meeting of Stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to, or delayed by more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. If a security holder fails to notify us, pursuant to the requirements of the advance notice provisions of the By-laws, of a non-Rule 14a-8 stockholder proposal which it intends to submit at our next Annual Meeting of Stockholders to be held during 2007, the proxy solicited by the Board with respect to such meeting may grant discretionary authority to the proxies named therein to vote with respect to such matter.

ANNUAL REPORT AND FORM 10-K

Our Annual Report to Stockholders, including financial statements, for the year ended December 31, 2005 is being furnished to our stockholders of record concurrently with this Proxy Statement. The Annual Report to Stockholders does not, however, constitute a part of the proxy soliciting material.

Our Annual Report filed with the Securities and Exchange Commission on Form 10-K, which includes our consolidated financial statements, is available to stockholders without charge upon written request to the President and General Counsel of the Company at 245 First Street, 17th Floor, Cambridge, Massachusetts 02142.

OTHER MATTERS

As of the date of this Proxy Statement, the management of the Company knows of no business other than that referred to in the foregoing Notice of Annual Meeting of Stockholders and Proxy Statement which may come before the Meeting. Should any other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their best judgment on such matters.

EXHIBIT A

BITSTREAM INC.

2006 INCENTIVE COMPENSATION PLAN

A-i

BITSTREAM INC.

2006 INCENTIVE COMPENSATION PLAN

1. PURPOSE

The purpose of this 2006 Incentive Compensation Plan (the “Plan”) is to assist Bitstream Inc., a Delaware corporation (the “Company”), and its subsidiaries in attracting, retaining and rewarding high-quality executives, employees and other persons who provide services to the Company and/or its subsidiaries, enabling such persons to acquire or increase a proprietary interest in the Company to strengthen the mutuality of interests between such persons and the Company’s shareholders, and providing such persons with annual and long-term performance incentives to expend their maximum efforts in the creation of shareholder value. The Plan is also intended to qualify certain compensation awarded under the Plan for tax deductibility under Code Section 162(m) to the extent deemed appropriate by the Committee, as that term is defined below, (or any successor committee) of the Board.

2. DEFINITIONS

For purposes of the Plan, the following terms shall be defined as set forth below:

(a) “Annual Incentive Award” means a conditional right granted to a Participant under Section 8(c) hereof to receive a cash payment, Stock or other Award, unless otherwise determined by the Committee, after the end of a specified fiscal year.

(b) “Award” means any Option, Restricted Stock, Stock granted as a bonus or in lieu of another award, Other Stock-Based Award, Performance Award or Annual Incentive Award, together with any other right or interest granted to a Participant under the Plan.

(c) “Beneficiary” means the person, persons, trust or trusts which have been designated by a Participant in his or her most recent written beneficiary designation filed with the Committee to receive the benefits specified under the Plan upon such Participant’s death or to which Awards or other rights are transferred if and to the extent permitted under Section 10(b) hereof. If, upon a Participant’s death, there is no designated Beneficiary or surviving designated Beneficiary, then the term “Beneficiary” means person, persons, trust or trusts entitled by will or the laws of descent and distribution to receive such benefits.

(d) “Beneficial Owner” shall have the meaning ascribed to such term in Rule 13d-3 under the Exchange Act and any successor to Rule 13d-3.

(e) “Board” means the Company’s Board of Directors.

(f) “Change in Control” means Change in Control as defined in Section 9(b) of the Plan.

(g) “Change in Control Price” means the amount calculated in accordance with Section 9(c) of the Plan.

(h) “Code” means the Internal Revenue Code of 1986, as amended from time to time, including regulations thereunder and successor provisions and regulations thereto.

(i) “Committee” means a committee of two or more directors designated by the Board to administer the Plan; provided, however, that, unless otherwise determined by the Board, the Committee shall consist solely of two or more directors, each of whom shall be

(i) a “non-employee director” within the meaning of Rule 16b-3, unless administration of the Plan by “non-employee directors” is not then required in order for exemptions under Rule 16b-3 to apply to transactions under the Plan, and

(ii) an “outside director” as defined under Code Section 162(m), unless administration of the Plan by “outside directors” is not then required in order to qualify for tax deductibility under Code Section 162(m).

(j) “Company” shall have the meaning set forth in Section 1.

(k) “Covered Employee” means an Eligible Person who is a Covered Employee as specified in Section 8(e) of the Plan.

(l) “Effective Date” means [            ], upon approval and ratification by Bitstream’s Stockholders.

(m) “Eligible Person” means each Executive Officer and other officers and employees of the Company or of any subsidiary, and other persons who provide services to the Company or any of its subsidiaries, including directors of the Company. An employee on leave of absence may be considered as still in the employ of the Company or a subsidiary for purposes of eligibility for participation in the Plan.

(n) “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, including rules thereunder and successor provisions and rules thereto.

(o) “Executive Officer” means an executive officer of the Company as defined under the Exchange Act.

(p) “Fair Market Value” means the fair market value of Stock, Awards or other property as determined by the Committee or under procedures established by the Committee. Unless otherwise determined by the Committee, the Fair Market Value of Stock shall be the closing price of a share of Stock, as quoted on the Nasdaq Small Cap Market, the Nasdaq NMS, the American Stock Exchange, the New York Stock Exchange or any other stock exchange or automated quotation system on which the Company’s stock is then traded, on the date on which the determination of fair market value is being made or, if no shares of Stock were traded on such date, the last trading date prior thereto.

(q) “Incentive Stock Option” or “ISO” means any Option intended to be and designated as an incentive stock option within the meaning of Code Section 422 or any successor provision thereto.

(r) “Option” means a right, granted to a Participant under Section 6(b) hereof, to purchase Stock or other Awards at a specified price during specified time periods.

(s) “Other Stock-Based Awards” means Awards granted to a Participant under Section 6(h) hereof.

(t) “Participant” means a person who has been granted an Award under the Plan which remains outstanding, including a person who is no longer an Eligible Person.

(u) “Performance Award” means a right, granted to a Participant under Section 8 hereof, to receive Awards based upon performance criteria specified by the Committee.

(v) “Person” shall have the meaning ascribed to such term in Section 3(a)(9) of the Exchange Act and used in Sections 13(d) and 14(d) thereof, and shall include a “group” as defined in Section 13(d) thereof.

(w) “Plan” shall have the meaning set forth in Section 1.

(x) “Preexisting Plans” mean (i) the Bitstream Inc. 1993 Nonqualified Stock Option Plan (adopted by the Company on December 7, 1992), (ii) the Bitstream Inc. 1994 Stock Plan (approved by the Board on November 21, 1994), (iii) the Bitstream Inc. 1996 Stock Plan (adopted by the Board on May 1, 1996), (iv) the Bitstream Inc. 1997 Stock Plan (adopted by the Board on March 10, 1997) and (v) the Bitstream Inc. 2000 Stock Plan (adopted by the Board on February 11, 2000).

(y) “Qualified Member” means a member of the Committee who is a “Non- Employee Director” within the meaning of Rule 16b-3(b)(3) and an “outside director” within the meaning of Regulation 1.162-27 under Code Section 162(m).

(z) “Restricted Stock” means Stock granted to a Participant under Section 6(c) hereof, that is subject to certain restrictions and to a risk of forfeiture.

(aa) “Rule 16b-3” means Rule 16b-3, as from time to time in effect and applicable to the Plan and Participants, promulgated by the Securities and Exchange Commission under Section 16 of the Exchange Act.

(bb) “Stock” means the Company’s Class A Common Stock, par value $0.01 per share, and such other securities as may be substituted (or resubstituted) for Stock pursuant to Section 10(c) hereof.

3. ADMINISTRATION

(a) Authority of the Committee. The Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, or except to the extent applicable law limits the Board’s authority to delegate any responsibility, in either such case references herein to the “Committee” shall be deemed to include or be references to the “Board,” as the case may be. The Committee shall have full and final authority, in each case subject to and consistent with the provisions of the Plan, to select Eligible Persons to become Participants, grant Awards, determine the type, number and other terms and conditions of, and all other matters relating to, Awards, prescribe Award agreements (which need not be identical for each Participant) and rules and regulations for the administration of the Plan, construe and interpret the Plan and Award agreements and correct defects, supply omissions or reconcile inconsistencies therein, and to make all other decisions and determinations as the Committee may deem necessary or advisable for the administration of the Plan.

(b) Manner of Exercise of Committee Authority. At any time that a member of the Committee is not a Qualified Member, any action of the Committee relating to an Award granted or to be granted to a Participant who is then subject to Section 16 of the Exchange Act in respect of the Company, or relating to an Award intended by the Committee to qualify as “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder, may be taken either

(i) by a subcommittee, designated by the Committee, composed solely of two or more Qualified Members, or

(ii) by the Committee, but with each such member who is not a Qualified Member abstaining or recusing himself or herself from such action; provided, however, that, upon such abstention or recusal, the voting members group of the Committee remains composed solely of two or more Qualified Members.

Such action, authorized by such a subcommittee or by the Committee upon the abstention or recusal of such non-Qualified Member(s), shall be the action of the Committee for purposes of the Plan. Any action of the Committee shall be final, conclusive and binding on all persons, including the Company, its subsidiaries, Participants, Beneficiaries, transferees under Section 10(b) hereof or other persons claiming rights from or through a Participant, and shareholders. The express grant of any specific power to the Committee, and the taking of any action by the Committee, shall not be construed as limiting any power or authority of the Committee. To the extent permitted under applicable law, the Committee may delegate to officers or managers of the Company or any subsidiary, or committees thereof, the authority, subject to such terms as the Committee shall determine, to perform such functions, including administrative functions, as the Committee may determine, to the extent that such delegation will not result in the loss of an exemption under Rule 16b-3(d)(1) for Awards granted to Participants subject to Section 16 of the Exchange Act in respect of the Company and will not cause Awards intended to qualify as “performance-based compensation” under Code Section 162(m) to fail to so qualify. The Committee may appoint agents to assist it in administering the Plan. The Committee may revoke any delegation or allocation of authority at any time, in accordance with applicable law.

(c) Limitation of Liability. The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any executive officer, other officer or employee of the Company or a subsidiary, the Company’s independent auditors, consultants or any other agents assisting in the administration of the Plan. Members of the Committee and any officer or employee of the Company or a subsidiary acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan and shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action or determination.

4. STOCK SUBJECT TO PLAN

(a) Overall Number of Shares Available for Delivery. Subject to adjustment as provided in Section 10(c) hereof, the total number of shares of Stock reserved and available for delivery in connection with Awards under the Plan shall be

(i) 2,000,000, plus

(ii) the number of shares of Stock remaining available under Preexisting Plans immediately prior to the date on which shareholders of the Company approve the adoption of the Plan, plus

(iii) the number of shares of Stock subject to awards under Preexisting Plans which become available in accordance with Section 4(c) hereof after the date on which shareholders of the Company approve the adoption of the Plan. Any shares of Stock delivered under the Plan shall consist of authorized and unissued shares or treasury shares.

(b) Application of Limitation to Grants of Awards. No Award may be granted if the number of shares of Stock to be delivered in connection with such Award or the number of shares to which such Award relates, exceeds the number of shares of Stock remaining available under the Plan minus the number of shares of Stock issuable in settlement of or relating to then-outstanding Awards. The Committee may adopt reasonable counting procedures to ensure appropriate counting, avoid double counting (as, for example, in the case of tandem or substitute awards) and make adjustments if the number of shares of Stock actually delivered differs from the number of shares previously counted in connection with an Award.

(c) Availability of Shares Not Delivered under Awards. Shares of Stock subject to an Award under the Plan or award under a Preexisting Plan that is canceled, expired, forfeited, settled in cash or otherwise terminated without a delivery of shares to the Participant, including

(i) the number of shares withheld in payment of any exercise or purchase price of an Award or award or taxes relating to Awards or awards, and

(ii) the number of shares surrendered in payment of any exercise or purchase price of an Award or award or taxes relating to any Award or award,

will again be available for Awards under the Plan, except that if any such shares could not again be available for Awards to a particular Participant under any applicable law or regulation, such shares shall be available exclusively for Awards to Participants who are not subject to such limitation.

5. ELIGIBILITY; PER-PERSON AWARD LIMITATIONS

Awards may be granted under the Plan only to Eligible Persons. In each fiscal year during any part of which the Plan is in effect, an Eligible Person may not be granted Awards relating to more than 200,000 shares of Stock, subject to adjustment as provided in Section 10(c), under each of Sections 6(b), 6(c), 6(d), 6(e), 8(b) and 8(c). In addition, the maximum cash amount that may be earned under the Plan as a final Annual Incentive Award or other cash annual Award in respect of any fiscal year by any one Participant shall be $1,000,000 and the maximum cash amount that may be earned under the Plan as a final Performance Award or other cash Award in respect of a performance period other than an annual period by any one Participant on an annualized basis shall be $1,000,000.

6. SPECIFIC TERMS OF AWARDS

(a) General. Awards may be granted on the terms and conditions set forth in this Section 6. In addition, the Committee may impose on any Award or the exercise thereof, at the date of grant or thereafter (subject to Section 10(e)), such additional terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine, including terms requiring forfeiture of Awards in the event of termination of employment by the Participant and terms permitting a Participant to make elections relating to his or her Award. The Committee shall retain full power and discretion to accelerate, waive or modify, at any time, any term or condition of an Award that is not mandatory under the Plan; provided, however, that the Committee shall not have any discretion to accelerate, waive or modify any term or condition of an Award that is intended to qualify as “performance-based compensation” for purposes of Code Section 162(m) if such discretion would cause the Award not to so qualify. Except in cases in which the Committee is authorized to require other forms of consideration under the Plan, or to the extent other forms of consideration must be paid to satisfy the requirements of the Delaware General Corporation Law, no consideration other than services may be required for the grant (but not the exercise) of any Award.

(b) Options. The Committee is authorized to grant Options to Participants on the following terms and conditions:

(i) Exercise Price. The exercise price per share of Stock purchasable under an Option shall be determined by the Committee, provided that such exercise price shall be not less than the Fair Market Value of a share of Stock on the date of grant of such Option except as provided under Section 7(a) hereof.

(ii) Time and Method of Exercise. The Committee shall determine the time or times at which or the circumstances under which an Option may be exercised in whole or in part (including based on achievement of performance goals and/or future service requirements), the methods by which such exercise price may be paid or deemed to be paid, the form of such payment including, without limitation, cash, Stock, other Awards or awards granted under other plans of the Company or any subsidiary, or other property (including other contractual obligations of Participants to make payment on a deferred basis), and the methods by or forms in which Stock will be delivered or deemed to be delivered to Participants. In no event may an Option remain exercisable more than ten (10) years following the date of grant. To the extent that the Committee permits the use of a “cashless exercise” to exercise any Option, the Committee may designate a securities brokerage firm or firms through which all such exercises must be effected. Notwithstanding anything contained herein to the contrary, in no event will the Plan permit a “reload feature,” in which replacement stock options are issued to any Participant in exchange for stock held by that Participant upon exercise of an Option.

(iii) ISOs. The terms of any ISO granted under the Plan shall comply in all respects with the provisions of Code Section 422. Anything in the Plan to the contrary notwithstanding, no term of the Plan relating to ISOs shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be exercised, so as to disqualify the Plan under Code Section 422.

(c) Restricted Stock. The Committee is authorized to grant Restricted Stock to Participants on the following terms and conditions:

(i) Grant and Restrictions. Restricted Stock shall be subject to such restrictions on transferability, risk of forfeiture and other restrictions, if any, as the Committee may impose, which restrictions may lapse separately or in combination at such times, under such circumstances (including based on achievement of performance goals and/or future service requirements), in such installments or otherwise, as the Committee may determine at the date of grant or thereafter. Except to the extent restricted under the terms of the Plan and any Award agreement relating to the Restricted Stock, a Participant granted Restricted Stock shall have all of the rights of a shareholder, including the right to vote the Restricted Stock and the right to receive dividends thereon (subject to any mandatory reinvestment or other requirement imposed by the Committee). During the restricted period applicable to the Restricted Stock, subject to Section 10(b) below, the Restricted Stock may not be sold, transferred, pledged, hypothecated, margined or otherwise encumbered by the Participant.

(ii) Forfeiture. Except as otherwise determined by the Committee, upon termination of employment during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited and reacquired by the Company; provided that the Committee may provide, by rule or regulation or in any Award agreement, or may determine in any individual case, that restrictions or forfeiture conditions relating to Restricted Stock shall be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part the forfeiture of Restricted Stock.

(iii) Certificates for Stock. Restricted Stock granted under the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing Restricted Stock are registered in the name of the Participant, the Committee may require that such certificates bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Restricted Stock, that the Company retain physical possession of the certificates, and that the Participant deliver a stock power to the Company, endorsed in blank, relating to the Restricted Stock.

(iv) Dividends and Splits. As a condition to the grant of an Award of Restricted Stock, the Committee may require or permit a Participant to elect that any cash dividends paid on a share of Restricted Stock be automatically reinvested in additional shares of Restricted Stock or applied to the purchase of additional Awards under the Plan. Unless otherwise determined by the Committee, Stock distributed in connection with a Stock split or Stock dividend, and other property distributed as a dividend, shall be subject to restrictions and a risk of forfeiture to the same extent as the Restricted Stock with respect to which such Stock or other property has been distributed.

(d) Bonus Stock and Awards in Lieu of Obligations. The Committee is authorized to grant Stock as a bonus, or to grant Stock or other Awards in lieu of obligations to pay cash or deliver other property under the Plan or under other plans or compensatory arrangements, provided that, in the case of Participants subject to Section 16 of the Exchange Act, the amount of such grants remains within the discretion of the Committee to the extent necessary to ensure that acquisitions of Stock or other Awards are exempt from liability under Section 16(b) of the Exchange Act. Stock or Awards granted hereunder shall be subject to such other terms as shall be determined by the Committee. In the case of any grant of Stock to an officer of the Company in lieu of salary or other cash compensation, the number of shares granted in place of such compensation shall be reasonable, as determined by the Committee.

(e) Other Stock-Based Awards. The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, Stock, as deemed by the Committee to be consistent with the purposes of the Plan including, without limitation, convertible or exchangeable debt securities, other rights convertible or exchangeable into Stock, purchase rights for Stock, Awards with value and payment contingent upon performance of the Company or any other factors designated by the Committee, and Awards valued by reference to the book value of Stock or the value of securities of or the performance of specified subsidiaries. The Committee shall determine the terms and conditions of such Awards. Stock delivered pursuant to an Award in the nature of a purchase right granted under this Section 6(e) shall be purchased for such consideration, paid for at such times, by such methods, and in such forms including, without limitation, cash, Stock, other Awards, or other property, as the Committee shall determine. Cash awards, as an element of or supplement to any other Award under the Plan, may also be granted pursuant to this Section 6(e).

7. CERTAIN PROVISIONS APPLICABLE TO AWARDS

(a) Stand-Alone, Additional, Tandem, and Substitute Awards. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution or exchange for, any other Award or any award granted under another plan of the Company, any subsidiary, or any business entity to be acquired by the Company or a subsidiary, or any other right of a Participant to receive payment from the Company or any subsidiary. Such additional, tandem, and substitute or exchange Awards may be granted at any time. If an Award is granted in substitution or exchange for another Award or award, the Committee shall require the surrender of such other Award or award in consideration for the grant of the new Award. In addition, Awards may be granted in lieu of cash compensation, including in lieu of cash amounts payable under other plans of the Company or any subsidiary, in which the value of Stock subject to the Award is equivalent in value to the cash compensation (for example, Restricted Stock).

(b) Term of Awards. The term of each Award shall be for such period as may be determined by the Committee; provided that in no event shall the term of any Option exceed a period of 10 (ten) years (or such shorter term as may be required in respect of an ISO under Code Section 422).

(c) Form and Timing of Payment under Awards. Subject to the terms of the Plan and any applicable Award agreement, payments to be made by the Company or a subsidiary upon the exercise of an Option or other Award or settlement of an Award may be made in such forms as the Committee shall determine including, without limitation, cash, Stock, other Awards or other property, and may be made in a single payment or transfer or in installments in accordance with applicable law. The settlement of any Award may be accelerated, and cash paid in lieu of Stock in connection with such settlement, in the discretion of the Committee or upon occurrence of one or more specified events (in addition to a Change in Control). Installment payments may be required by the Committee (subject to Section 10(e) of the Plan, including the consent provisions thereof in the case of any deferral of an outstanding Award not provided for in the original Award agreement) or permitted at the election of the Participant on terms and conditions established by the Committee. Payments may include, without limitation, provisions for the payment or crediting of reasonable interest on installment payments or the grant or crediting of other amounts in respect of installment or deferred payments denominated in Stock.

(d) Exemptions from Section 16(b) Liability. It is the intent of the Company that the grant of any Awards to or other transaction by a Participant who is subject to Section 16 of the Exchange Act shall be exempt from Section 16 pursuant to an applicable exemption (except for transactions acknowledged in writing to be non-exempt by such Participant). Accordingly, if any provision of this Plan or any Award agreement does not comply with the requirements of Rule 16b-3 as then applicable to any such transaction, such provision shall be construed or deemed amended to the extent necessary to conform to the applicable requirements of Rule 16b-3 so that such Participant shall avoid liability under Section 16(b).

(e) Non-Competition Agreement. Each Participant to whom an Award is granted under the Plan, who has not already done so at the time of such grant, may be required to agree in writing as a condition to the granting of such Award not to engage in conduct in direct competition with the Company or any of its subsidiaries for one year after the termination of such Participant’s employment with the Company and its subsidiaries.

(f) Limitation on Vesting of Certain Awards and Repricing.

(i) Vesting Limitations. Restricted Stock and Other Stock-Based Awards, as described in Sections 6(c) and 6(e) of the Plan, respectively, will vest, in accordance with the vesting schedules established by the Committee or shall be subject to a performance-based vesting schedule, except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances. The foregoing notwithstanding,

(1) Restricted Stock and Other Stock-Based Awards as to which either the grant or vesting is based on the achievement of one or more performance conditions generally will vest in accordance with the vesting schedules established by the Committee except in the event of a Participant’s death, disability, or retirement, or in the event of a Change in Control or other special circumstances, and

(2) up to 5% of the shares of Stock authorized under the Plan may be granted as Restricted Stock or Other Stock-Based Awards without any minimum vesting requirements. For purposes of this Section 7(f), vesting over a multi-year period or one-year period will include periodic vesting over such period if the rate of such vesting is proportional throughout such period.

(ii) Repricing. Notwithstanding anything to the contrary contained in the Plan, the Committee will not, without prior approval of the Company’s stockholders, permit any Option under the Plan to be cancelled, substituted for, repriced or terminated and re-granted at an exercise price lower than its initial exercise price at the date of grant, or otherwise trigger the disclosure obligations under Item 402(i) of Regulation S-K or any successor provision.

8. PERFORMANCE AND ANNUAL INCENTIVE AWARDS

(a) Performance Conditions. The right of a Participant to exercise or receive a grant or settlement of any Award, and the timing thereof, may be subject to such performance conditions as may be specified by the Committee. The Committee may use such business criteria and other measures of performance as it may deem appropriate in establishing any performance conditions, and may exercise its discretion to reduce or increase the amounts payable under any Award subject to performance conditions, except as limited under Sections 8(b) and 8(c) hereof in the case of a Performance Award or Annual Incentive Award intended to qualify under Code Section 162(m).

(b) Performance Awards Granted to Designated Covered Employees. If the Committee determines that a Performance Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Performance Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(b).

(i) Performance Goals Generally. The performance goals for such Performance Awards shall consist of one or more business criteria and a targeted level or levels of performance with respect to each of such criteria, as specified by the Committee consistent with this Section 8(b). Performance goals shall be objective and shall otherwise meet the requirements of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto), including the requirement that the level or levels of performance targeted by the Committee result in the achievement of performance goals being “substantially uncertain.” The Committee may determine that such Performance Awards shall be granted, exercised and/or settled upon achievement of any one performance goal or that two or more of the performance goals must be achieved as a condition to grant, exercise and/or settlement of such Performance Awards. Performance goals may differ for Performance Awards granted to any one Participant or to different Participants.

(ii) Business Criteria. Awards under the Plan may be made subject to the attainment of performance goals relating to one or more business criteria which, where applicable, shall be within the meaning of Section 162(m) of the Code and consist of one or more or any combination of the following criteria: cash flow; cost; revenues; sales; ratio of debt to debt plus equity; net borrowing, credit quality or debt ratings; profit before tax; economic profit; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; gross margin; earnings per share (whether on a pre-tax, after-tax, operational or other basis); operating earnings; capital expenditures; expenses or expense levels; economic value added; ratio of operating earnings to capital spending or any other operating ratios; free cash flow; net profit; net sales; net asset value per share; the accomplishment of mergers, acquisitions, dispositions, public offerings or similar extraordinary business transactions; sales growth; price of the Company’s Common Stock; return on assets, equity, or stockholders’ equity; market share; inventory levels; inventory turn or shrinkage; or total return to stockholders (“Business Criteria”). Any Business Criteria may be used to measure the performance of the Company as a whole or any business unit of the Company and may be measured relative to a peer group or index. Any Business Criteria may include or exclude (i) extraordinary, unusual, and/or non-recurring items of gain or loss, (ii) gains or losses on the disposition of a business, (iii) changes in tax or accounting regulations or laws, or (iv) effect of a merger or acquisition, as identified in the Company’s quarterly and annual earnings releases. In all other respects, Business Criteria shall be calculated in accordance with the Company’s financial statements, under generally accepted accounting principles, or under a methodology established by the Committee prior to the issuance of an Award which is consistently applied and identified in the audited financial statements, including footnotes, or the Management Discussion and Analysis section of the Company’s annual report. However, to the extent Section 162(m) of the Code is applicable, the Committee may not in any event increase the amount of compensation payable to an individual upon the attainment of a Performance Goal.

(iii) Performance Period; Timing for Establishing Performance Goals. Achievement of performance goals in respect of such Performance Awards shall be measured over a performance period of up to ten (10) years, as specified by the Committee. Performance goals shall be established not later than 90 days after the beginning of any performance period applicable to such Performance Awards, or at such other date as may be required or permitted for “performance-based compensation” under Code Section 162(m).

(iv) Performance Award Pool. The Committee may establish a Performance Award pool, which shall be an unfunded pool, for purposes of rewarding performance of the Company and Participants. The amount of such Performance Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the Business Criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Performance Award pool as a percentage of any of such Business Criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such Business Criteria.

(v) Settlement of Performance Awards; Other Terms. After the end of each performance period, the Committee shall determine the amount, if any, of

(1) the Performance Award pool, and the maximum amount of potential Performance Award payable to each Participant in the Performance Award pool, or

(2) the amount of potential Performance Award otherwise payable to each Participant.

Settlement of such Performance Awards shall be in cash, Stock, other Awards or other property, in the discretion of the Committee. The Committee may, in its discretion, reduce the amount of a settlement otherwise to be made in connection with such Performance Awards, but may not exercise discretion to increase any such amount payable to a Covered Employee in respect of a Performance Award subject to this Section 8(b). The Committee shall specify the circumstances in which such Performance Awards shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a performance period or settlement of Performance Awards.

(c) Annual Incentive Awards Granted to Designated Covered Employees. If the Committee determines that an Annual Incentive Award to be granted to an Eligible Person who is designated by the Committee as likely to be a Covered Employee should qualify as “performance-based compensation” for purposes of Code Section 162(m), the grant, exercise and/or settlement of such Annual Incentive Award shall be contingent upon achievement of preestablished performance goals and other terms set forth in this Section 8(c).

(i) Annual Incentive Award Pool. The Committee may establish an Annual Incentive Award pool, which shall be an unfunded pool, for purposes of rewarding performance of the Company and Participants. The amount of such Annual Incentive Award pool shall be based upon the achievement of a performance goal or goals based on one or more of the Business Criteria set forth in Section 8(b)(ii) hereof during the given performance period, as specified by the Committee in accordance with Section 8(b)(iii) hereof. The Committee may specify the amount of the Annual Incentive Award pool as a percentage of any of such Business Criteria, a percentage thereof in excess of a threshold amount, or as another amount which need not bear a strictly mathematical relationship to such Business Criteria.

(ii) Potential Annual Incentive Awards. Not later than the end of the 90th day of each fiscal year, or at such other date as may be required or permitted in the case of Awards intended to be “performance-based compensation” under Code Section 162(m), the Committee shall determine the Eligible Persons who will potentially receive Annual Incentive Awards, and the amounts potentially payable thereunder, for that fiscal year, either out of an Annual Incentive Award pool established by such date under Section 8(c)(i) hereof or as individual Annual Incentive Awards. In the case of individual Annual Incentive Awards intended to qualify under Code Section 162(m), the amount potentially payable shall be based upon the achievement of a performance goal or goals based on one or more of the Business Criteria set forth in Section 8(b)(ii) hereof in the given performance year, as specified by the Committee; in other cases, such amount shall be based on such criteria as shall be established by the Committee. In all cases, the maximum Annual Incentive Award of any Participant shall be subject to the limitation set forth in Section 5 hereof.

(iii) Payout of Annual Incentive Awards. After the end of each fiscal year, the Committee shall determine the amount, if any, of

(1) the Annual Incentive Award pool, and the maximum amount of potential Annual Incentive Award payable to each Participant in the Annual Incentive Award pool, or

(2) the amount of potential Annual Incentive Award otherwise payable to each Participant.

The Committee may, in its discretion, determine that the amount payable to any Participant as a final Annual Incentive Award shall be increased or reduced from the amount of his or her potential Annual Incentive Award, including a determination to make no final Award whatsoever, but may not exercise discretion to increase any such amount in the case of an Annual Incentive Award intended to qualify under Code Section 162(m). The Committee shall specify the circumstances in which an Annual Incentive Award shall be paid or forfeited in the event of termination of employment by the Participant prior to the end of a fiscal year or settlement of such Annual Incentive Award.

(d) Written Determinations. All determinations by the Committee as to the establishment of performance goals, the amount of any Performance Award pool or potential individual Performance Awards and as to the achievement of performance goals relating to Performance Awards under Section 8(b), and the amount of any Annual Incentive Award pool or potential individual Annual Incentive Awards and the amount of final Annual Incentive Awards under Section 8(c), shall be made in writing in the case of any Award intended to qualify under Code Section 162(m). The Committee may not delegate any responsibility relating to such Performance Awards or Annual Incentive Awards.

(e) Status of Section 8(b) and Section 8(c) Awards under Code Section 162(m). It is the intent of the Company that Performance Awards and Annual Incentive Awards under Sections 8(b) and 8(c) hereof granted to persons who are designated by the Committee as likely to be Covered Employees within the meaning of Code Section 162(m) and regulations thereunder (including Regulation 1.162-27 and successor regulations thereto) shall, if so designated by the Committee, constitute “performance-based compensation” within the meaning of Code Section 162(m) and regulations thereunder. Accordingly, the terms of Sections 8(b), (c), (d) and (e), including the definitions of Covered Employee and other terms used therein, shall be interpreted in a manner consistent with Code Section 162(m) and regulations thereunder. The foregoing notwithstanding, because the Committee cannot determine with certainty whether a given Participant will be a Covered Employee with respect to a fiscal year that has not yet been completed, the term Covered Employee as used herein shall mean only a person designated by the Committee, at the time of grant of Performance Awards or an Annual Incentive Award, as likely to be a Covered Employee with respect to that fiscal year. If any provision of the Plan as in effect on the date of adoption or any agreements relating to Performance Awards or Annual Incentive Awards that are designated as intended to comply with Code Section 162(m) does not comply or is inconsistent with the requirements of Code Section 162(m) or regulations thereunder, such provision shall be construed or deemed amended to the extent necessary to conform to such requirements.

9. CHANGE IN CONTROL

(a) Effect of Change in Control. In the event of a “Change in Control,” the following provisions shall apply unless otherwise provided in the Award agreement:

(i) Any Award carrying a right to exercise that was not previously exercisable and vested shall become fully exercisable and vested as of the time of the Change in Control and shall remain exercisable and vested for the balance of the stated term of such Award without regard to any termination of employment by the Participant, subject only to applicable restrictions set forth in Section 10(a) hereof;

(ii) Any optionee who holds an Option shall be entitled to elect, during the 60-day period immediately following a Change in Control, in lieu of acquiring the shares of Stock covered by such Option, to receive, and the Company shall be obligated to pay, in cash the excess of the Change in Control Price over the exercise price of such Option, multiplied by the number of shares of Stock covered by such Option;

(iii) The restrictions, deferral of settlement, and forfeiture conditions applicable to any other Award granted under the Plan shall lapse and such Awards shall be deemed fully vested as of the time of the Change in Control, except to the extent of any waiver by the Participant and subject to applicable restrictions set forth in Section 10(a) hereof; and

(iv) With respect to any outstanding Award subject to achievement of performance goals and conditions under the Plan, such performance goals and other conditions will be deemed to be met if and to the extent so provided in the Award agreement relating to such Award.

(b) Definition of Change in Control. A “Change in Control” shall be deemed to have occurred if:

(i) any Person (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company, or any company owned, directly or indirectly, by the stockholders of the Company immediately prior to the occurrence with respect to which the evaluation is being made in substantially the same proportions as their ownership of the common stock of the Company) acquires securities of the Company and immediately thereafter is the Beneficial Owner (except that a Person shall be deemed to be the Beneficial Owner of all shares that any such Person has the right to acquire pursuant to any agreement or arrangement or upon exercise of conversion rights, warrants or options or otherwise, without regard to the sixty day period referred to in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company’s then outstanding securities (except that an acquisition of securities directly from the Company shall not be deemed an acquisition for purposes of this clause (i));

(ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two-year period or whose election or nomination for election was previously so approved but excluding for this purpose any such new director whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of an individual, corporation, partnership, group, associate or other entity or Person other than the Board, cease for any reason to constitute at least a majority of the Board;

(iii) the consummation of a merger or consolidation of the Company with any other entity, other than

(1) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving or resulting entity) more than 50% of the combined voting power of the surviving or resulting entity outstanding immediately after such merger or consolidation or

(2) a merger or consolidation in which no premium is intended to be paid to any shareholder participating in the merger or consolidation;

(iv) the stockholders of the Company approve a plan or agreement for the sale or disposition of all or substantially all of the consolidated assets of the Company (other than such a sale or disposition immediately after which such assets will be owned directly or indirectly by the stockholders of the

Company in substantially the same proportions as their ownership of the common stock of the Company immediately prior to such sale or disposition) in which case the Board shall determine the effective date of the Change in Control resulting therefrom; or

(v) any other event occurs which the Board determines, in its discretion, would materially alter the structure of the Company or its ownership.

(c) Definition of Change in Control Price. The “Change in Control Price” means an amount in cash equal to the higher of

(i) the amount of cash and fair market value of property that is the highest price per share paid (including extraordinary dividends) in any transaction triggering the Change in Control or any liquidation of shares following a sale of substantially all assets of the Company, or

(ii) the highest Fair Market Value per share at any time during the 60-day period preceding and 60-day period following the Change in Control.

10. GENERAL PROVISIONS

(a) Compliance with Legal and Other Requirements. The Company may, to the extent deemed necessary or advisable by the Committee, postpone the issuance or delivery of Stock or payment of other benefits under any Award until completion of such registration or qualification of such Stock or other required action under any federal or state law, rule or regulation, listing or other required action with respect to any stock exchange or automated quotation system upon which the Stock or other securities of the Company are listed or quoted, or compliance with any other obligation of the Company, as the Committee may consider appropriate, and may require any Participant to make such representations, furnish such information and comply with or be subject to such other conditions as it may consider appropriate in connection with the issuance or delivery of Stock or payment of other benefits in compliance with applicable laws, rules, and regulations, listing requirements, or other obligations. The foregoing notwithstanding, in connection with a Change in Control, the Company shall take or cause to be taken no action, and shall undertake or permit to arise no legal or contractual obligation, that results or would result in any postponement of the issuance or delivery of Stock or payment of benefits under any Award or the imposition of any other conditions on such issuance, delivery or payment, to the extent that such postponement or other condition would represent a greater burden on a Participant than existed on the 90th day preceding the Change in Control.

(b) Limits on Transferability; Beneficiaries. No Award or other right or interest of a Participant under the Plan shall be pledged, hypothecated or otherwise encumbered or subject to any lien, obligation or liability of such Participant to any party (other than the Company or a subsidiary), or assigned or transferred by such Participant otherwise than by will or the laws of descent and distribution or to a Beneficiary upon the death of a Participant, and such Awards or rights that may be exercisable shall be exercised during the lifetime of the Participant only by the Participant or his or her guardian or legal representative, except that Awards and other rights (other than ISOs) may be transferred to one or more Beneficiaries or other transferees during the lifetime of the Participant, and may be exercised by such transferees in accordance with the terms of such Award, but only if and to the extent such transfers are permitted by the Committee pursuant to the express terms of an Award agreement (subject to any terms and conditions which the Committee may impose thereon). A Beneficiary, transferee, or other person claiming any rights under the Plan from or through any Participant shall be subject to all terms and conditions of the Plan and any Award agreement applicable to such Participant, except as otherwise determined by the Committee, and to any additional terms and conditions deemed necessary or appropriate by the Committee.

(c) Adjustments. In the event that any dividend or other distribution (whether in the form of cash, Stock, or other property), recapitalization, forward or reverse split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange, liquidation, dissolution or other similar transaction or event affects the Stock such that an adjustment is determined by the Committee to be appropriate under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of

(i) the number and kind of shares of Stock which may be delivered in connection with Awards granted thereafter,

(ii) the number and kind of shares of Stock by which annual per-person Award limitations are measured under Section 5 hereof,

(iii) the number and kind of shares of Stock subject to or deliverable in respect of outstanding Awards, and

(iv) the exercise price, grant price or purchase price relating to any Award and/or make provision for payment of cash or other property in respect of any outstanding Award.

In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Awards (including Performance Awards and performance goals, and Annual Incentive Awards and any Annual Incentive Award pool or performance goals relating thereto) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence, as well as acquisitions and dispositions of businesses and assets) affecting the Company, any subsidiary or any business unit, or the financial statements of the Company or any subsidiary, or in response to changes in applicable laws, regulations, accounting principles, tax rates and regulations or business conditions or in view of the Committee’s assessment of the business strategy of the Company, any subsidiary or business unit thereof, performance of comparable organizations, economic and business conditions, personal performance of a Participant, and any other circumstances deemed relevant; provided that no such adjustment shall be authorized or made if and to the extent that such authority or the making of such adjustment would cause Options, Performance Awards granted under Section 8(b) hereof or Annual Incentive Awards granted under Section 8(c) hereof to Participants designated by the Committee as Covered Employees and intended to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder to otherwise fail to qualify as “performance-based compensation” under Code Section 162(m) and regulations thereunder.

(d) Taxes. The Company and any subsidiary is authorized to withhold from any Award granted, any payment relating to an Award under the Plan, including from a distribution of Stock, or any payroll or other payment to a Participant, amounts of withholding and other taxes due or potentially payable in connection with any transaction involving an Award, and to take such other action as the Committee may deem advisable to enable the Company and Participants to satisfy obligations for the payment of withholding taxes and other tax obligations relating to any Award. This authority shall include authority to withhold or receive Stock or other property and to make cash payments in respect thereof in satisfaction of a Participant’s tax obligations, either on a mandatory or elective basis in the discretion of the Committee.

(e) Changes to the Plan and Awards. The Board may amend, alter, suspend, discontinue or terminate the Plan or the Committee’s authority to grant Awards under the Plan without the consent of shareholders or Participants, except that any amendment or alteration to the Plan shall be subject to the approval of the Company’s shareholders not later than the annual meeting next following such Board action if such shareholder approval is required by any federal or state law or regulation or the rules of any stock exchange or automated quotation system on which the Stock may then be listed or quoted, and the Board may otherwise, in its discretion, determine to submit other such changes to the Plan to shareholders for approval; provided, however, that, without the consent of an affected Participant, no such Board action may materially and adversely affect the rights of such Participant under any previously granted and outstanding Award. The Committee may waive any conditions or rights under, or amend, alter, suspend, discontinue or terminate any Award previously granted and any Award agreement relating thereto, except as otherwise provided in the Plan; provided, however, that, without the consent of an affected Participant, no such Committee action may materially and adversely affect the rights of such Participant under such Award.

(f) Limitation on Rights Conferred under Plan. Neither the Plan nor any action taken hereunder shall be construed as

(i) giving any Eligible Person or Participant the right to continue as an Eligible Person or Participant or in the employ or service of the Company or a subsidiary,

(ii) interfering in any way with the right of the Company or a subsidiary to terminate any Eligible Person’s or Participant’s employment or service at any time,

(iii) giving an Eligible Person or Participant any claim to be granted any Award under the Plan or to be treated uniformly with other Participants and employees, or

(iv) conferring on a Participant any of the rights of a shareholder of the Company unless and until the Participant is duly issued or transferred shares of Stock in accordance with the terms of an Award.

(g) Unfunded Status of Awards; Creation of Trusts. The Plan is intended to constitute an “unfunded” plan for certain incentive awards and deferred compensation. With respect to any payments not yet made to a Participant or obligation to deliver Stock pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company.

(h) Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board or a committee thereof to adopt such other incentive arrangements as it may deem desirable including incentive arrangements and awards which do not qualify under Code Section 162(m).

(i) Payments in the Event of Forfeitures; Fractional Shares. Unless otherwise determined by the Committee, in the event of a forfeiture of an Award with respect to which a Participant paid cash or other consideration, the Participant shall be repaid the amount of such cash or other consideration. No fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash, other Awards or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

(j) Governing Law. The validity, construction and effect of the Plan, any rules and regulations under the Plan, and any Award agreement shall be determined in accordance with the Delaware General Corporation Law, without giving effect to principles of conflicts of laws, and applicable federal law.

(k) Awards under Preexisting Plans. Upon approval of the Plan by shareholders of the Company as required under Section 10(l) hereof, no further awards shall be granted under the Preexisting Plans.

(l) Plan Effective Date and Shareholder Approval. The Plan has been adopted by the Board on April 14, 2006, to be effective upon shareholder approval. The Plan was approved by the shareholders of the Company on [                    ].

BITSTREAM INC.		000000000.000 ext
000000000.000 ext
	000004	000000000.000 ext
MR A SAMPLE		000000000.000 ext
DESIGNATION (IF ANY)		000000000.000 ext
ADD 1	Least Address Line	000000000.000 ext
ADD 2		000000000.000 ext
ADD 3
ADD 4
ADD 5
ADD 6		C 1234567890	J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

1. The Board of Directors recommends a vote FOR the listed nominees.

	For	Withhold		For	Withhold
01 - George B. Beitzel	☐	☐	04 - David G. Lubrano	☐	☐

02 - Anna M. Chagnon	☐	☐	05 - Charles Ying	☐	☐

03 - Amos Kaminski	☐	☐

B Issues

The Board of Directors recommends a vote FOR the following proposals.

	For	Against	Abstain
2. To approve and ratify the adoption of the Company’s 2006 Incentive Compensation Plan.	☐	☐	☐

3. In their discretion, the proxies are authorized to vote upon such matters as may properly come before the meeting or any postponement or adjournment thereof.	☐	☐	☐

C Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

The undersigned hereby revokes any proxy or proxies heretofore given to vote upon or act with respect to such stock.

Please date this Proxy and sign your name exactly as it appears hereon. When there is more than one owner, each should sign. When signing as an attorney, administrator, executor, guardian, or trustee, please add your title as such. If executed by a corporation, this Proxy should be signed by a duly authorized officer. If a partnership, an authorized person should sign in the partnership name.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐☐/☐☐/☐☐☐☐

0 0 9 3 4 6	1UPX	C O Y

001CD40001	00KHDB

Proxy - BITSTREAM INC.

245 First Street, 17th Floor

Cambridge, Massachusetts 02142-1200

SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned hereby appoints Charles Ying and Anna Chagnon, or either of them, proxies of the undersigned with full power of substitution, to vote all shares of Class A Common Stock, $0.01 par value (“Class A Common Stock”) of Bitstream Inc. (the “Company”) held of record by the undersigned on April 13, 2006, at the Company’s Annual Meeting of Stockholders to be held June 1, 2006 and at any adjournment thereof.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS SPECIFIED BY THE UNDERSIGNED STOCKHOLDER. IF NO CHOICE IS SPECIFIED BY THE STOCKHOLDER, THIS PROXY WILL BE VOTED “FOR” ITEM (1) AND IN THE PROXIES’ DISCRETION ON ANY OTHER MATTERS COMING BEFORE THE MEETING.

Please date, sign and return this Proxy Card in the enclosed envelope. No postage required if mailed in the United States.

CONTINUED AND TO BE SIGNED ON REVERSE SIDE

Dear Stockholder:

Please take note of the important information enclosed with this proxy.

Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it, and return your proxy in the enclosed postage paid envelope.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Bitstream Inc.